                                                                     EXHIBIT 2.2



                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Agreement") is made as of August 31, 2001 by and among Laser Vision Centers, Inc., a Delaware corporation (the "Purchaser"), ClearVision Laser Centers, Inc., a Nevada corporation ("ClearVision"), ClearVision Laser Centers - Western, LLC, a Colorado limited liability company ("Western LLC"), ClearVision Laser Centers - Sunshine, LLC, a Colorado limited liability company ("Sunshine LLC"), ClearVision Laser Centers - Peachtree, LLC, a Colorado limited liability company ("Peachtree LLC"), ClearVision Laser Centers - Pacific Northwest, LLC, a Colorado limited liability company ("Pacific Northwest LLC"), ClearVision Laser Centers - Keystone, LLC, a Colorado limited liability company ("Keystone LLC"), ClearVision Laser Centers - Chesapeake, LLC, a Colorado limited liability company ("Chesapeake LLC"), ClearVision Laser Centers - Great Lakes, LLC, a Colorado limited liability company ("Great Lakes LLC"), and ClearVision Laser Centers - Rocky Mountain, LLC, a Colorado limited liability company ("Rocky Mountain LLC" and collectively with ClearVision, Western LLC, Sunshine LLC, Peachtree LLC, Pacific Northwest LLC, Keystone LLC, Chesapeake LLC and Great Lakes LLC, the "Sellers"), and A.G. Edwards Trust Company FSB, as escrow agent (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings accorded to such terms under the Purchase Agreement referred to below.

         WHEREAS, the Sellers and the Purchaser are parties to an Asset Purchase Agreement, dated as of August 9, 2001 (the "Purchase Agreement");

         WHEREAS, pursuant to the Purchase Agreement, the Purchaser shall deposit an aggregate of 750,000 shares of Purchaser's common stock, $.01 par value (the "Purchaser's Common Stock"), into escrow in order to provide security for the payment of any purchase price adjustment or indemnity claims which may be owed by the Sellers to the Purchaser pursuant to Sections 1.6 and 12.1 of the Purchase Agreement; and

         WHEREAS, the execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent promises hereinafter set forth, the parties agree as follows:

         1. Escrow Fund. Upon the Closing of the transactions contemplated by the Purchase Agreement, the Purchaser shall deposit with the Escrow Agent a certificate or certificates representing 750,000 shares of the Purchaser's Common Stock, together with forms of assignment executed by Sellers sufficient to transfer title (the "Escrow Deposit Shares"). For purposes of this Agreement, the Escrow Deposit Shares and any cash, securities or other property delivered in respect of the Escrow Deposit Shares, together with any other property to be held by the Escrow Agent pursuant to this Agreement are referred to herein as the "Escrow Fund." The Escrow Agent shall hold the Escrow Fund pursuant to the terms and conditions of this Agreement, and shall release, transfer and deliver the Escrow Fund only as provided herein.

         2. Voting Rights. Notwithstanding anything to the contrary contained herein, during the term of this Agreement until such time as there is a distribution to the Purchaser in accordance with this Agreement, the record holder of the Escrow Deposit Shares shall be entitled to all voting rights with respect to the Escrow Deposit Shares.

         3. Dividends, Distributions, Etc. If, while this Agreement is in effect, the Sellers become entitled to receive or receive any cash, securities or other property in addition to, as a distribution on, in substitution of, or in exchange for any of the Escrow Deposit Shares (whether as a distribution in connection with any recapitalization, reorganization, reclassification, merger, consolidation, dividend or otherwise), the Sellers shall accept such cash, securities or other property on behalf of and for the benefit of the Escrow Fund and shall promptly deliver such to the Escrow Agent together with duly executed forms of assignment in form and substance satisfactory to the Escrow Agent and Purchaser, and such additional or substitute property shall be deemed to be part of the Escrow Fund hereunder.

         4. Representations of Sellers; Transfer. Sellers represent and warrant to Purchaser and Escrow Agent that Sellers are the sole owner of the Escrow Deposit Shares, free and clear of any lien, claim, charge, option or other encumbrance. Until a distribution in accordance with this Agreement, Sellers shall not sell, encumber, or offer to sell or encumber, or otherwise transfer or allow a lien to be placed on the Escrow Deposit Shares, or any part thereof or any interest therein.

         5. Investment of Escrow Fund. Until disbursement of the entire Escrow Fund, as the Purchaser and the Sellers may from time to time jointly instruct the Escrow Agent in writing, any cash included in the Escrow Fund shall be invested from time to time in (i) direct general obligations of, or obligations the payment of principal of and interest on which are unconditionally guaranteed by, the United States of America, any agency thereof, any State, or any political subdivision or other agency thereof, (ii) demand or time deposits or other indebtedness of any bank or savings institution which is insured by the Federal Deposit Insurance Corporation, (iii) prime commercial paper (including variable demand notes) of corporations whose paper is rated A-1 or P-1 by Moody's or Standard and Poors, or (iv) any money market fund investing solely in securities of the type enumerated in clause (i) above. In the absence of joint instructions from the Purchaser and the Sellers, any cash included in the Escrow Fund will be invested by the Escrow Agent in Goldman Sachs Financial Square Federal Fund, until disbursement of the entire Escrow Fund. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments as may be necessary to provide for payments required to be made under this Agreement.

         6. Purchase Price Adjustments, Indemnification Claims and Escrow Fund. The purpose of the Escrow Fund and this Agreement is to provide a source of payment, and the procedures for the payment, of the amounts to which the Purchaser may become entitled to under Sections 1.6 and 12.1 (a) of the Purchase Agreement. The procedure for such payments to the Purchaser shall be as follows:

            (a) If prior to the Scheduled Disbursement Date (as defined below) the Purchaser determines that it is entitled to payment pursuant to Section 1.6 or 12.1 (a) of the Purchase Agreement, it may request distribution from the Escrow Fund by giving written notice of its claim to the Escrow Agent and the Sellers, describing in such notice the nature of the claim and the amount of the claim if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof; provided, however, that the Escrow Agent shall have no duty or obligation to verify the provision in the Purchase Agreement described or referenced in such notice, or the Purchaser's rights under such provision. The Purchaser shall furnish the Sellers with such information and documents in its possession or control as the Sellers shall reasonably request to evaluate the nature and amount of such claim.

            (b) If the Escrow Agent has not received written objection to a claim by the Purchaser from ClearVision within 15 days after receipt by the Escrow Agent of the written notice of such claim from ClearVision, the claim stated in such notice shall be conclusively deemed to be approved by the Sellers, and the Escrow Agent shall on the next banking day thereafter pay to the Purchaser from the Escrow Fund the amount of such claim.

            (c) If within said 15 days the Escrow Agent shall have received from ClearVision an objection to a claim by the Purchaser, specifying the nature of and grounds for such objection (a copy of which shall in each case be sent to the Purchaser in accordance with the provisions of Section 11 below), then such claim shall be deemed to be an "Open Claim," and the Escrow Agent shall reserve within the Escrow Fund an amount equal to the amount of the Open Claim (which amount for each Open Claim is referred to herein as a "Claim Reserve").

            (d) The amount constituting the Claim Reserve for each Open Claim shall be paid by the Escrow Agent from the Escrow Fund only in accordance with
(i) a joint written instruction by the Purchaser and ClearVision (a "Joint Instruction"), or (ii) a final order of an arbitrator appointed in accordance with Section 14.15 of the Purchase Agreement or the final order of a court of competent jurisdiction (a "Final Determination"). Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final. The Escrow Agent shall act on such court order and legal opinion without further question.

            (e) For purposes of this Agreement, with respect to any claim by Purchaser under Sections 1.6(a) or 12.1 (a) of the Purchase Agreement, the number of shares of Purchaser Common Stock in the Escrow Fund to be distributed to the Purchaser or to be reserved by the Escrow Agent within the Escrow Fund as a Claim Reserve shall be determined by dividing the dollar amount of such claim contained in the notice delivered by Purchaser pursuant to Section 6(a) divided by the average of the last transaction prices as reported by the Nasdaq National Market and published in The Wall Street Journal (Midwest Edition) of Purchaser Common Stock for the 15 consecutive trading days ending on the third business day prior to the Closing Date (with respect to any claim under Section 1.6(a)), or the date of delivery of such notice by Purchaser (with respect to any other claims by Purchaser hereunder).

         7. Payments from Escrow. The Escrow Agent shall hold the Escrow Fund in escrow in accordance with this Agreement and shall make distributions from the Escrow Fund only when, and to the extent, authorized under Section 3 above. On the later of (1) November 29, 2001 or (2) the final determination of Actual Net Assets as set forth in Section 1.6 of the Purchase Agreement (the "Scheduled Disbursement Date"), the remaining Escrow Fund less the aggregate amount of Claim Reserves for Open Claims in existence as of the Scheduled Disbursement Date, shall be distributed to Sellers. Following the Scheduled Disbursement Date, when a Joint Instruction or Final Determination is made for any Open
Claim as of such date, any amount distributable to the Purchaser under the Joint Instruction or Final Determination, as the case may be, shall be distributed to the Purchaser from the Claim Reserve for such Open Claim and the balance of such Claim Reserve for such Open Claim (if any), to the extent available as provided herein above shall then be distributable to Sellers after all Open Claims have been resolved.

         8. Duties of Escrow Agent.

            (a) The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives other similar escrow property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

            (b) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Sellers and Purchaser shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

            (c) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

            (d) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

            (e) The Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. Section 8(b), this Section 8(e) and Section 17 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

            (f) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

            (g) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

            (h) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a Joint Instruction or Final Determination.

            (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrow Fund until the Escrow Agent shall have received (i) a Final Determination directing delivery of the Escrow Fund or (ii) a Joint Instruction directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such Final Determination or

Joint Instruction. The Escrow Agent shall act in accordance with such Final Determination or Joint Instruction without further question.

             (j) The Purchaser shall pay the Escrow Agent compensation (as payment in full) for the services to be rendered by the Escrow Agent hereunder in the amount of $2,500 and the additional amount of $2,500 on each anniversary date of this Agreement on which this Agreement remains in effect, and agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which the Escrow Agent is entitled shall be borne by the Purchaser. Any fees or expenses of the Escrow Agent or its counsel that are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder; provided, however, that Purchaser shall be liable for such fees of Escrow Agent and its counsel, and will have a duty to reimburse Seller promptly after the Escrow Agent exercises such right to take any property held by Escrow Agent.

             (k) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

         9. Limited Responsibility. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

         10. Income. The Sellers hereby acknowledge that, for federal and state income tax purposes, any income earned on, or derived from, the Escrow Fund shall be income of Sellers.

         11. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to such party personally or sent to such party by reputable overnight courier service or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or delivered by facsimile transmission with receipt confirmed and concurrent first class mailing, addressed to the party at its address set forth below:

         If to the Sellers:

             ClearVision Laser Centers, Inc.
             c/o Moore Capital Management, Inc.
             1251 6th Avenue
             New York, New York 10020
             Attention: Ken Lau
             Telecopy: (212) 575-6443
         with copies to:

             Sherman and Howard LLC
             633 17th Street, Suite 3000
             Denver, Colorado 80202
             Attention: James F. Wood, Esq.
             Telecopy: (303) 298-0940

         If to the Purchaser:

             Laser Vision Centers, Inc.
             540 Maryville Centre Dr., Suite 200
             St. Louis, Missouri 63141
             Attention: Robert W. May, Esq.
             Telecopy: (314) 434-7251

         with a copy to:

             Thompson Coburn LLP
             One Firstar Plaza, Suite 3400
             St. Louis, Missouri 63101
             Attention: Thomas A. Litz, Esq.
             Telecopy: (314) 552-7000

If to the Escrow Agent:

             A.G. Edwards Trust Company FSB
             2 North Jefferson
             St. Louis, Missouri 63103
             Attention: Kevin Lange
             Telecopy: (314) 955-9311

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

         13. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         14. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

         15. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         16. Exclusive Agreement and Modification. This Agreement supersedes all prior agreements among the parties hereto with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties hereto with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Purchaser, the Sellers the Escrow Agent.

         17. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Missouri, determined without giving effect to conflicts of law principles. Each party hereto irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of Missouri and the United States District Court for the Eastern District of Missouri for purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (so that, for example, Escrow Agent may interplead the parties in such court); provided, however, that any dispute between Sellers and Purchaser relating to the merits of their claims against each other with respect to the Escrow Fund which do not involve Escrow Agent (including any determination as to the rights of Sellers and Purchaser, vis-a-vis one another, to the distribution of any amounts of the Escrow Account), shall be determined by arbitration in accordance with the terms of the Purchase Agreement.

         18. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         19. Execution by the Escrow Agent. The execution and delivery of this Agreement by the Escrow Agent shall constitute a receipt for the Escrow Fund.

         20. Agent for Sellers. The Sellers irrevocably appoint ClearVision as their representative to act as the sole and exclusive agents for the Sellers hereunder. The Escrow Agent and Purchaser shall be required and may rely exclusively upon any instructions, amendments, modification determinations, compromises, settlements, requests or demands, waivers, notices or consents or other acts of ClearVision on behalf of Sellers.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the date first written above.


                                     ESCROW AGENT:

                                     A.G. EDWARDS TRUST COMPANY FSB

                                     By:   /s/ Peter J. Oster
                                           -------------------------------------
                                     Name:     Peter J. Oster
                                           -------------------------------------
                                     Title:    Vice President
                                           -------------------------------------

                                     PURCHASER:

                                     LASER VISION CENTERS, INC.

                                     By:   /s/ Robert W. May
                                           -------------------------------------
                                     Name:     Robert W. May
                                           -------------------------------------
                                     Title:    Vice Chairman and General Counsel
                                           -------------------------------------

                                     SELLERS:

                                     CLEARVISION LASER CENTERS, INC.

                                     By:   /s/ Thomas P. Rogan
                                           -------------------------------------
                                     Name:     Thomas P. Rogan
                                           -------------------------------------
                                     Title:    Chief Executive Officer
                                           -------------------------------------

                                     CLEARVISION LASER CENTERS--WESTERN, LLC

                                     By:   /s/ Thomas P. Rogan
                                           -------------------------------------
                                     Name:     Thomas P. Rogan
                                           -------------------------------------
                                     Title:    Chief Executive Officer
                                           -------------------------------------

                                        CLEARVISION LASER CENTERS--SUNSHINE,
                                        LLC

                                        By:   /s/ Thomas P. Rogan
                                              ----------------------------------
                                        Name:     Thomas P. Rogan
                                              ----------------------------------
                                        Title:    Chief Executive Officer
                                              ----------------------------------

                                        CLEARVISION LASER CENTERS--PEACHTREE,
                                        LLC

                                        By:   /s/ Thomas P. Rogan
                                              ----------------------------------
                                        Name:     Thomas P. Rogan
                                              ----------------------------------
                                        Title:    Chief Executive Officer
                                              ----------------------------------

                                        CLEARVISION LASER CENTERS--PACIFIC
                                        NORTHWEST, LLC

                                        By:   /s/ Thomas P. Rogan
                                              ----------------------------------
                                        Name:     Thomas P. Rogan
                                              ----------------------------------
                                        Title:    Chief Executive Officer
                                              ----------------------------------

                                        CLEARVISION LASER CENTERS--KEYSTONE,
                                        LLC

                                        By:   /s/ Thomas P. Rogan
                                              ----------------------------------
                                        Name:     Thomas P. Rogan
                                              ----------------------------------
                                        Title:    Chief Executive Officer
                                              ----------------------------------

                                        CLEARVISION LASER CENTERS--CHESAPEAKE,
                                        LLC

                                        By:   /s/ Thomas P. Rogan
                                              ----------------------------------
                                        Name:     Thomas P. Rogan
                                              ----------------------------------
                                        Title:    Chief Executive Officer
                                              ----------------------------------

                                        CLEARVISION LASER CENTERS--GREAT LAKES,
                                        LLC

                                        By:   /s/ Thomas P. Rogan
                                              ----------------------------------
                                        Name:     Thomas P. Rogan
                                              ----------------------------------
                                        Title:    Chief Executive Officer
                                              ----------------------------------

                                        CLEARVISION LASER CENTERS--ROCKY
                                        MOUNTAIN, LLC

                                        By:   /s/ Thomas P. Rogan
                                              ----------------------------------
                                        Name:     Thomas P. Rogan
                                              ----------------------------------
                                        Title:    Chief Executive Officer
                                              ----------------------------------